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EXHIBIT 99.1


                ERF WIRELESS SIGNS AGREEMENT TO ACQUIRE WIRELESS
                   BROADBAND DIVISION OF PCCARE INCORPORATED

   ACQUISITION EXPANDS TEXAS NETWORK COVERAGE BY 1,500 SQUARE MILES TO INCLUDE LAKE JACKSON, ALVIN, BRAZORIA, FREEPORT, ANGLETON AND DANBURY COMMUNITIES
                              BORDERING ON HOUSTON

LEAGUE CITY, TEXAS -- OCT. 5, 2006 -- ERF Wireless (OTCBB:ERFW), a leading provider of enterprise-class wireless broadband products and services, announced today that it has entered into a definitive agreement to acquire the assets of NetYeti, Inc., (dba 36db.com), a wireless broadband division of PCCare Incorporated based in Lake Jackson, Texas. The acquisition will include all of the current customer base and Motorola Canopy wireless broadband equipment comprising the extensive network that provides access to a strategic high-growth geographic market area adjacent to Houston, Texas, covering approximately 1,500 square miles. The structure of the transaction includes an initial payment in ERFW restricted stock and an earnout based on incremental revenue growth through calendar year 2008 within a specified market service area. The transaction is scheduled to close on Oct. 16, 2006.

R. Greg Smith, CEO of ERF Wireless, commented, "We plan to integrate 36db.com into our ERF Wireless Bundled Services Inc. subsidiary and pursue capturing additional market share in the strategically located market service territory currently served by 36db.com. The location of the 36db.com service area on the southwest border of Houston compliments our already growing Central Texas network that will now cover over 3,000 square miles from Cameron, Texas, west to the Highway 290 corridor southeast of Austin, down Highway 290 to Houston, and then south all the way to Lake Jackson on the Texas Gulf Coast." Smith added, "we believe that 36db.com has built a first-class network utilizing Motorola Canopy wireless broadband equipment and has achieved a solid reputation with its existing customer base of approximately 300 customers. With the strength of the ERF Wireless public company and our operations and support teams behind the foundation built by 36db.com, coupled with an underserved geographic territory, we believe that we can achieve market share increases with both commercial and residential customers that should positively respond to the advantages of secure wireless broadband communications and other services."

David Davenport, a co-founder and co-owner of 36db.com, commented, "We are likewise excited about the acquisition and are looking forward to taking advantage of the growth potential that we believe ERF Wireless can bring to our existing market service area." Davenport added, "As a small company, our growth has been limited only by our ability to finance our development and we are excited about the growth prospects and leverage that we plan to achieve following this transaction with ERF Wireless."

Smith went on to note that the acquisition of strategically-located profitable wireless broadband networks is an essential part of the company's core business plan of generating recurring revenues through the acquisition and/or construction of enterprise-class wireless broadband networks in underserved parts of the country. Additionally, as a part of our wireless offering to the regional banking industry, we are focusing on acquiring profitable networks in strategic locations that will allow the company to provide support and technical expertise to the financial institutions that the company is currently or expects to be serving.

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ABOUT ERF WIRELESS
ERF Wireless Inc. is a fully reporting public corporation (OTCBB:ERFW) that specializes in providing secure wireless broadband product and service solutions to banking, commercial and residential clients on a national basis. Its principals have been in the network integration, Internet banking, and encryption technology businesses for over twenty years and have constructed encrypted, wireless broadband networks as well as secure Internet banking solutions for hundreds of banks across America. For more information about ERF Wireless, please visit WWW.ERFWIRELESS.COM or call 281-538-2101. (ERFWG)

ABOUT 36DB.COM
NetYeti, Inc. (dba 36db.com) is a division of PCCare Incorporated which delivers wireless Internet service and business network connectivity to all of Brazoria County and the surrounding area; providing a viable alternative to DSL and Cable ISP's.

FORWARD-LOOKING STATEMENTS IN THIS RELEASE REGARDING ERF WIRELESS INC. AND NETYETI, INC. (DBA 36DB.COM)ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS, INCREASED LEVELS OF COMPETITION, NEW PRODUCTS AND TECHNOLOGICAL CHANGES, THE COMPANY'S DEPENDENCE UPON THIRD-PARTY SUPPLIERS, INTELLECTUAL PROPERTY RIGHTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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CONTACT:
Clareen O'Quinn
Investor Relations
ERF Wireless, Inc.
281-538-2101 ext. 113
COQUINN@ERFWIRELESS.COM




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